UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2012

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On December 27, 2012, our company’s board of directors formed an audit committee and adopted an Audit Committee Charter.  According to its charter, the Audit Committee shall consist of at least one member, and a majority of members shall meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Also, one of the members shall qualify as an “audit committee financial expert” as defined by Rule 309 of the 1934 Act.  The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

•	the appointment, remuneration and termination of our auditors;
•	reviewing and discussing with management our audited financial statements and reviewing with management and our auditors our financial statements;
•	reviewing the performance of and fees paid to the auditors; and
•	meeting separately and periodically, with our auditors.

The board of directors appointed Etti Hanochi, Guy Yashin and Vered Caplan to act as members on our audit committee.

The Audit Committee member who is a “financial expert” is Etti Hanochi.  Ms. Hanochi has been a member of our board of directors since April 2012, and is a Partner at Nextage Ltd. (Israel) a privately held global financial services organization.  Previously she worked as a Senior Manager for Ernst &Young for nearly 11 years, focused mainly on hi-tech companies, both public and private. She has gained vast experience in M&A transactions, accounting and tax consultation which include broad experience in implementing internal procedures and controls with a specialty in US GAAP. She holds a B.A. in Accounting and a Management degree from the Management College and an MBA from Tel-Aviv University, a Master's degree in Law from Bar-Ilan University and is a Certificated Public Accountant.

Also on December 27, 2012, our company adopted a Compensation Committee Charter and appointed Etti Hanochi and Vered Caplan to act as members on our Compensation Committee.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit	Description
99.1	Audit Committee Charter
99.2	Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Sav DiPasquale
Sav DiPasquale
Chief Executive Officer

January 15, 2013